UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2011

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place Bowie, Maryland	20716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2544

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____              Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2011, Old Line Bank, a wholly owned subsidiary of Old Line Bancshares, Inc., entered into Agreements of Lease with Pointer Ridge Office Investment, LLC (Pointer Ridge) for the lease of space at 1525 Pointer Ridge Place, Bowie, Md. 20716 (Lease).  Old Line Bancshares, Inc. owns 62.5% of Pointer Ridge.

Pursuant to the leases, Old Line Bank will lease approximately 1,731 square feet on the third floor (referred to below as Premises A) and approximately 2,282 square feet on the first floor (referred to below as Premises B) of the office building.  Old Line Bank’s headquarters currently occupies the 4th floor and a portion of the 3rd floor of this office building and an Old Line Bank branch currently occupies a portion of the 1st floor in this building. The new leases will provide Old Line Bank space to expand its headquarters.

(a)	Fixed Basic Rent	For Premises A: Sixteen & 00/100 Dollars ($16.00) per square foot payable in monthly installments of $2,309.09 subject to annual basic rental escalations of 3%.
For Premises B: Sixteen & 00/100 Dollars ($16.00) per square foot payable in monthly installments of $3,042.73 subject to annual basic rental escalations of 3%.

(b)	Annual Basic Rental	For Premises A: $27,709.12
For Premises B: $36,512.80

(c)	Additional Rent: Operating Expenses
	And Real Estate Taxes	For Premises A: Proportionate share (approximately 4%) of the building’s operating expenses and real estate taxes.
For Premises B: Proportionate share (approximately 6%) of the building’s operating expenses and real estate taxes.

(d)	Annual Basic Rental Escalation	For Premises A&B: Three percent (3%) of the escalated Basic Rental then in effect.

(e)	Lease Term and Commencement Date	For Premises A&B: Eight years five months commencing on or about January 1, 2012.

(f)	Renewal Terms	For Premises A&B: Old Line Bank has the right to extend the term of the Lease for two additional five year lease terms.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

10.47	Agreement of Lease by and between Pointer Ridge Office Investment LLC, a Maryland limited liability company (Landlord) and Old Line Bank (Tenant).

10.48	Agreement of Lease by and between Pointer Ridge Office Investment LLC, a Maryland limited liability company (Landlord) and Old Line Bank (Tenant).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: January 4, 2012	By:	/s/Christine M. Rush
Christine M. Rush, Chief Financial Officer